UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2011

Forest Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Third Avenue, New York, New York		10022-4731
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 421- 7850

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 4, 2011, Forest Laboratories, Inc. (“Forest”) issued a press release announcing that it has entered into Amendment No. 1, dated April 4, 2011 (“Amendment No. 1”), to the Agreement and Plan of Merger, dated as of February 22, 2011 (the “Merger Agreement”), by and among FL Holding CV, an entity organized under the laws of the Netherlands and a wholly-owned subsidiary of Forest (“Parent”), Magnolia Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”), Forest and Clinical Data, Inc., a Delaware corporation (“Clinical Data”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, the Purchaser has commenced a tender offer (the “Offer”) to acquire (i) all of the outstanding shares of common stock, $0.01 par value per share, of Clinical Data (“Clinical Data Common Stock”) for (A) $30.00 per share of Clinical Data Common Stock (the “Upfront Payment”), net to the holder thereof in cash and less any withholding taxes, and (B) contingent consideration of up to $6.00 per share (the “Contingent Consideration”) that may be paid pursuant to the terms of a Contingent Value Right Agreement to be entered into by Forest, FL Holding CV and Magnolia for the benefit of Clinical Data’s security holders based upon achievement of certain milestones related to Viibryd™, (ii) all of the outstanding warrants to purchase shares of Clinical Data Common Stock that have exercise prices of $36.00 per share of Clinical Data Common Stock or less (“Clinical Data Warrants”) for the consideration set forth in the Merger Agreement, and (iii) all of the outstanding convertible promissory notes (“Clinical Data Notes”) issued by Clinical Data on February 25, 2009 in the aggregate principal amount of $50,000,000, for the consideration set forth in the Merger Agreement.

As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Magnolia will merge with and into Clinical Data (the “Merger”) and Clinical Data will become a wholly-owned subsidiary of FL Holding. The Merger Agreement also provides that if the Offer is not completed, the Merger may be able to be consummated if the stockholders of Clinical Data adopt the Merger Agreement at a meeting of such stockholders (the “One-Step Merger”). In the Merger, each outstanding share of Clinical Data Common Stock, other than shares of Clinical Data Common Stock owned by Clinical Data, FL Holding, Magnolia or any of their respective subsidiaries or by Clinical Data stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the consideration per share of Clinical Data Common Stock that would have been payable in the Offer. In addition, in the Merger, Clinical Data Warrants and Clinical Data Notes will be cancelled and converted into the right to receive the consideration that would have been paid for them in the Offer.

Amendment No. 1 provides that the Offer will be extended until April 11, 2011, but not to any subsequent date unless required by any rule, regulation or position of the United States Securities and Exchange Commission (the “SEC”) or its staff applicable to the Offer. Amendment No. 1 further provides that if the conditions to the Offer are satisfied as of the expiration of the Offer, the Purchaser will promptly accept and pay for the securities tendered. If the conditions to the Offer are not satisfied at that expiration, the Purchaser will allow the Offer to expire and terminate and will direct the depositary to promptly return all tendered securities to the holders. In such case, promptly following the expiration of the Offer it is anticipated that Clinical Data will file its definitive proxy statement and mail such definitive proxy statement to its stockholders in connection with a special meeting of Clinical Data stockholders to be called in accordance with Delaware law and the rules and regulations of the SEC.

Amendment No. 1 is filed as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document, and by the full text of the Merger Agreement, which was included as Exhibit 2.1 to Forest’s Current Report on Form 8-K filed with the SEC on February 25, 2010. A copy of the press release of Forest announcing the execution of Amendment No. 1 is included herein as Exhibit 99.1 and is incorporated herein by reference.

Notice to Investors

The description contained herein and in the exhibits attached hereto is not an offer to buy or the solicitation of an offer to sell securities. At the time the tender offer commenced, Forest, FL Holding CV and Magnolia filed a tender offer statement on Schedule TO with the SEC, and Clinical Data filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, related letters of transmittal and other tender offer documents) and the solicitation/recommendation statement, in each case as amended, contain important information that should be read carefully before making any decision to tender securities in the tender offer. Those materials have been and will be made available to Clinical Data’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) are available at no charge on the SEC’s website: www.sec.gov.

INVESTORS AND SECURITY HOLDERS OF CLINICAL DATA ARE URGED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9 AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY INVESTMENT DECISION WITH RESPECT TO THE TENDER OFFER

Additional Information about the Merger and Where to Find It

In connection with the potential One-Step Merger, Clinical Data has filed a preliminary proxy statement with the SEC. Additionally, Clinical Data has filed and will file other relevant materials with the SEC in connection with the proposed acquisition of Clinical Data by the Company pursuant to the terms of the Merger Agreement. The materials filed and to be filed by Clinical Data with the SEC may be obtained free of charge at the SEC web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from Clinical Data by contacting Clinical Data Investor Relations at ir@clda.com. Investors and security holders of Clinical Data are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

A Caution Concerning Forward Looking Statements

Except for the historical information contained herein, this release may contain forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ from those set forth in the forward looking statements, including that the transaction may not be timely completed, if at all; that, prior to the completion of the transactions, if at all, Clinical Data’s business may experience significant disruptions due to transaction-related uncertainty or other factors; the timing and the benefits of the business combination transaction involving Forest and Clinical Data, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the requirement that Clinical Data stockholders approve the transaction under certain circumstances; the risk that the businesses will not be integrated successfully; uncertainties regarding the timing of launch of Viibryd™ and future sales of Viibryd™; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the difficulty of predicting approvals by the U.S. Food and Drug Administration, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any subsequent SEC filings and Clinical Data’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any subsequent SEC filings.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

2.1	Amendment No. 1, dated as of April 4, 2011, to the Agreement and Plan of Merger among FL Holding CV, Magnolia Acquisition Corp., Forest Laboratories, Inc. and Clinical Data, Inc.

99.1	Text of Press Release issued by Forest Laboratories, Inc. on April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2011

Forest Laboratories, Inc. (Registrant)

/s/ Howard Solomon
Howard Solomon President, Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1, dated as of April 4, 2011, to the Agreement and Plan of Merger among FL Holding CV, Magnolia Acquisition Corp., Forest Laboratories, Inc. and Clinical Data, Inc.

99.1	Text of Press Release issued by Forest Laboratories, Inc. on April 4, 2011.